Exhibit 21.1

LIST OF SUBSIDIARIES
OF
PALO ALTO NETWORKS, INC.

Name of Subsidiary	Jurisdiction of Incorporation

Palo Alto Networks (Australia) Pty Ltd	Australia
Sinefa Pty. Ltd.	Australia
Palo Alto Networks (Austria) GmbH	Austria
Palo Alto Networks Belgium B.V.B.A.	Belgium
Palo Alto Networks (Brasil) Ltda.	Brazil
Palo Alto Networks (Canada Technology), Inc.	Canada
Palo Alto Networks (Canada) Inc.	Canada
Palo Alto Networks (Shanghai) Co., Ltd.	China
PA Networks Costa Rica LLC SRL	Costa Rica
Palo Alto Networks (Czech) S.R.O.	Czechia
Palo Alto Networks Denmark ApS	Denmark
Palo Alto Networks (Finland) Oy	Finland
Palo Alto Networks (Germany) GmbH	Germany
Palo Alto Networks Greece Single Member Private Company	Greece
Palo Alto Networks (Hungary) Kft	Hungary
Palo Alto Networks (India) Private Limited	India
Palo Alto Networks (India) Technologies Private Limited	India
Palo Alto Security Limited	Ireland
Dig Security Solutions Limited	Israel
Palo Alto Networks (Israel Services) Ltd.	Israel
Palo Alto Networks (Israel) Ltd.	Israel
Talon Cyber Security Ltd.	Israel
Cider Security Ltd.	Israel
Palo Alto Networks (Italy) S.R.L	Italy
Palo Alto Networks K.K. (Kabushiki Kaisha)	Japan
Palo Alto Networks (Mexico) S. de R.L. de C.V.	Mexico
Palo Alto Networks (New Zealand) Unlimited	New Zealand
Palo Alto Networks (Norway) AS	Norway
Palo Alto Networks (Poland) sp. z o.o.	Poland
PANW (Portugal) Unipessoal, LDA	Portugal
Palo Alto Networks (QFC) LLC	Qatar
Palo Alto Networks Korea, Ltd. - Yuhan Hoesa (YH)	S. Korea
Palo Alto Networks Regional Headquarters Company	Saudi Arabia
Palo Alto Networks Saudi Arabia LLC	Saudi Arabia
Palo Alto Networks (Singapore) Holding Company Pte. Ltd.	Singapore
Palo Alto Networks (Singapore) PTE. LTD.	Singapore
Palo Alto Networks (South Africa) (Pty) Ltd.	South Africa
Palo Alto Networks (Iberia), S.L.	Spain
Palo Alto Networks (Switzerland) GmbH	Switzerland
Palo Alto Networks (EU) B.V.	The Netherlands
Palo Alto Networks (GEO) B.V.	The Netherlands
Palo Alto Networks (Netherlands) B.V.	The Netherlands
Palo Alto Networks Holdings B.V.	The Netherlands
Palo Alto Networks Turkey Siber Guvenlik Destek Hizmetleri Limited Şirketi	Turkiye
Palo Alto Networks FZ LLC	United Arab Emirates
Palo Alto Networks FS International Limited	United Kingdom
Palo Alto Networks (UK Holding 1) Limited	United Kingdom
Palo Alto Networks (UK Holding 2) Limited	United Kingdom
Palo Alto Networks (UK) Limited	United Kingdom
3375 Scott Blvd LLC	Delaware
Aporeto LLC	Delaware
Evident.io LLC	Delaware
LightCyber, Inc.	Delaware
Palo Alto Networks (Malaysia), LLC	Delaware
Palo Alto Networks Financial Services, LLC	Delaware
Palo Alto Networks Financial Services Public Sector, LLC	Delaware
Palo Alto Networks International, Inc.	Delaware
Palo Alto Networks Management, LLC	Delaware
Palo Alto Networks Public Sector, LLC	Delaware
Palo Alto Networks Venture Fund, LLC	Delaware
PAN Demisto LLC	Delaware
PAN II LLC	Delaware
PAN LLC	Delaware
Dig Security Inc.	Delaware
PureSec, Inc.	Delaware
RedLock, LLC	Delaware
SecDo, Inc.	Delaware
Talon Cybersecurity, Inc.	Delaware
Twistlock, Inc.	Delaware
Zingbox, LLC	Delaware
CloudGenix, LLC	Delaware
BridgeCrew LLC	Delaware
Sinefa LLC	Delaware
Sinefa Group, LLC	Delaware
Expanse LLC	Delaware
Expanse Holding Company LLC	Delaware
Crypsis Digital Security, LLC	Virginia
Crypsis Group Holdings, LLC	Virginia
3408 Garrett Drive LLC	Delaware
Zycada Networks LLC	Delaware
Cider Security, Inc.	Delaware
Gamma Networks, Inc.	Delaware
PAN Mexico Holding LLC	Delaware